EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Tennessee Valley Financial Holdings, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-120500) on Form S-3 of Tennessee Valley Financial Holdings, Inc. and of our report dated March 31, 2008, with respect to the consolidated financial statements of Tennessee Valley Financial Holdings, Inc. and subsidiary, which report appears in Tennessee Valley Financial Holdings Inc.’s 2007 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Asheville, North Carolina
March 31, 2008